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                             SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT ("Agreement") is made as of the ____ day of July, 1997, by and among FRONT ROYAL, INC., a North Carolina corporation (the "Company"), and each of the persons listed on the signature pages hereto (each of which is individually a "Purchaser" and all of which are collectively the "Purchasers").

     The parties hereby agree as follows:

     1. Sale and Purchase of Securities.

     1.1 Sale and Purchase. Subject to the terms and conditions of (a) this Agreement, (b) the Registration Rights Agreement, by and among the Company, the Purchasers and certain other shareholders of the Company, as amended (the "Registration Rights Agreement"), and (c) the Shareholders Agreement, dated as of December 31, 1996, by and among the Company and the other parties listed as signatories thereto, as amended (the "Shareholders Agreement"), (i) the Company will issue and sell to the Purchasers, and each Purchaser, severally and not jointly, will purchase at the Closing (as defined in Section 2.1), the number of units specified opposite the name of such Purchaser on the signature pages hereto (or, as to any such purchaser, such lesser number of Units as the Company shall determine in its complete discretion) ("Units") each consisting of one hundred shares of the Company's Class C Common Stock, no par value ("Class C Common Shares"), together with one hundred associated Rights pursuant to Section
1.3 of this Agreement ("Rights"), and a warrant ("Warrant") to purchase 7.874 Class A Common Shares of the Company pursuant to Section 1.2 of this Agreement, at a purchase price of $400 per Unit, for a total aggregate purchase price for all Purchasers of Two Hundred Ninety Three Thousand Two Hundred Dollars ($293,200).

     1.2 Warrants. The Warrants shall be issued at the Closing in the form attached hereto as Exhibit 1.2.

     1.3 Rights. The Rights shall be issued at the Closing pursuant the terms of the Rights Agreement, dated as of the date hereof, among the Company and the signatories thereto in the form attached hereto as Exhibit 1.3.

     1.4 Allocation of Purchase Price. The parties agree that the purchase price of $400 per Unit shall be allocated as follows:


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          $398.92 shall be allocated to the 100 Class C Common Shares forming part of each Unit, $1.00 shall be allocated to the 100 Rights forming part of each Unit, and $.07874 shall be attributable to the Warrant to purchase
     7.874 Class A Common Shares forming part of each Unit.

     2. Closing Date: Delivery: Use of Proceeds.

     2.1 (a) Closing Date. The closing of the purchase and sale of the Units shall be held at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, at 10:00 A.M. on July ____, 1997, or as promptly thereafter as the conditions set forth in Section 5 have been met, or at such other time and place as the Company and the Purchasers may mutually agree. Such time is hereinafter referred to as the "Closing" and the date of the Closing is hereinafter referred to as the "Closing Date."

     (b) Delivery by the Purchasers. At the Closing each Purchaser shall pay to the Company, by means of wire transfer of immediately available funds, an amount equal to the product of $400 and the number of Units set forth opposite such Purchaser's name on the signature pages hereto (or, such lesser number of Units as the Company shall determine in its discretion), and the Company will issue and deliver to each such Purchaser certificates evidencing the Class C Common Shares so purchased, together with the Rights and Warrants purchased by them.

     2.2 Use of Proceeds. The Company shall use the proceeds of the sale of the Units sold and purchased hereby for additional working capital and to repay certain senior bank debt.

     3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as follows:

     3.1 Capitalization. (a) Upon filing of the Amendment to the Articles of Incorporation referred to in Section 5.1(a)(iii) the authorized capital stock of the Company shall consist of 25,200,000 shares of capital stock, (i) 20,000,000 of which are designated Class A Common Stock, no par value (the "Class A Common Shares"), (ii) 700,000 of which are designated Class B Common Stock, no par value (the "Class B Common Shares"), (iii) 3,500,000 of which are designated Class C Common Stock, no par value (the "Class C Common Shares") (the Class A Common Shares, Class B Common Shares and the Class C Common Shares, collectively, the "Common Shares") and (iv) 1,000,000 shares of preferred stock, of which 155,000 have been designated Series A Convertible Preferred Stock (the "Series A Preferred Shares"). There are 5,442,030 Class A Common Shares issued and outstanding, 272,895 Class B Common Shares issued and outstanding, 3,175,000 Class C Common Shares issued and outstanding and 155,000 Series A

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Preferred Shares issued and outstanding. All such outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no other shares of capital stock issued and outstanding. Upon completion of the Closing, there will be an additional 73,300 Class C Common Shares (for a total of 3,248,300 Class C Common Shares) issued and outstanding and all such outstanding shares will be duly authorized and validly issued, fully paid and non-assessable.

     (b) The Class C Common Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, nonassessable and free and clear of all Liens, other than (i) the restrictions on transfer and other agreements relating to the Class C Common Shares contained in this Agreement and in the Shareholders' Agreement, (ii) restrictions on transfer arising under the Securities Act of 1933, as amended

(the "Act"), and under state securities and "blue sky" laws, and (iii) any Liens granted on the Class C Common Shares with the consent of the holder thereof. The Company has duly and validly reserved out of its authorized shares of capital stock 5,772 Class A Common Shares for issuance upon exercise of the Warrants by certain shareholders of the Company. Upon issuance of such reserved Class A Common Shares in accordance with the exercise provisions of the Warrants, such Class A Common Shares will be duly and validly issued, fully paid, nonassessable and free and clear of all Liens. For purposes of this Agreement, "Lien" shall mean any lien, pledge, charge, security interest, encumbrance, title retention agreement, restriction, advance, claim or option.

     3.2 Authority, Validity and Enforceability. The Company has full corporate power and authority to enter into this Agreement, the Registration Rights Agreement and the Shareholders' Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company and its directors, officers, and stockholders necessary for the authorization, execution, delivery and performance by the Company of its obligations under this Agreement, the Registration Rights Agreement and the Shareholders' Agreement and the consummation of the transactions contemplated hereby and thereby, including, without limitation the issuance and sale of the Class C Common Shares, the Warrants and the Rights will have had been taken by the Closing Date. Each of this Agreement, the Registration Rights Agreement and the Shareholders' Agreement has been duly executed and delivered by the Company and, upon Closing, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except (a) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding

                                       -3-

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fraudulent conveyances and preferential transfers, and (b) for the limitations imposed by general principles of equity. The foregoing exceptions set forth in subsections (a) and (b) of this Section 3.2 are hereinafter referred to as the "Enforceability Exceptions."

     3.3 No Violation or Breach. Subject to Section 3.4 hereof, neither the execution and delivery of this Agreement, the Registration Rights Agreement or the Shareholders' Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby will violate, result in a breach of any of the terms or provisions of, constitute a default (or an event which, with the giving of notice or the passage of time or both, would constitute a default) under, result in the acceleration of any indebtedness under or performance required by, result in any right of termination of, increase any amounts payable under, decrease any amounts receivable under, change any other rights pursuant to, or conflict with, any agreement, indenture or other instrument to which the Company or any of its subsidiaries (each a "Front Royal Subsidiary") is a party or by which any of their respective properties are bound, or any law, regulation, judgment, decree, order or award of any court, governmental body or arbitrator (domestic or foreign) applicable to the Company or any Front Royal Subsidiary, except that the issuance of Class

A Common Shares upon exercise of the Warrants or the Rights may require adjustments under the terms of other warrants or options issued by the Company.

     3.4 Consents and Approvals. All consents, approvals and authorizations of, and declarations, filings and registrations with, and payments of all taxes, fees, fines and penalties to, any governmental or regulatory authority (domestic or foreign) or any other person (either governmental or private) required to be obtained or made by the Company or any Front Royal Subsidiary in connection with the execution and delivery by the Company of this Agreement, the Registration Rights Agreement (other than necessary filings to register the Company's securities under the Act pursuant to such Agreement) or the Shareholders' Agreement or the consummation by the Company of the transactions contemplated hereby or thereby, have been or will be by the Closing Date, obtained, made and satisfied, other than filings required to be made after but not before the Closing by any Front Royal Subsidiary with the appropriate insurance department under the insurance holding company act provisions of the insurance law of the state of domicile of each such Front Royal Subsidiary, which filings shall be made by each respective Front Royal Subsidiary on a timely basis after the Closing.

     3.5 Brokerage Fees. None of the Company or any Front Royal Subsidiary has taken any action in connection with this Agreement or the transactions contemplated hereby which would


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give rise to any valid claim against the Company or any Front Royal Subsidiary or any of the Purchasers for any brokerage or finder's fee.

     3.6 Charter Documents and By-laws. The Company has heretofore made available to the Purchasers true and complete copies of the Articles of Incorporation and By-Laws of the Company as in effect on the date hereof.

     3.7 Minute Books. The minute books of the Company and the Front Royal Subsidiaries accurately reflect in all material respects all formal actions taken at all meetings and all consents in lieu of meetings of the stockholders of each respective company since the date of formation of such company, and all formal actions taken at all meetings and all consents in lieu of meetings of the board of directors of the Company and the Front Royal Subsidiaries and all committees thereof since the date of formation of such company. All of such minute books have been made available for inspection by the Purchasers.

     3.8 Statutory Statements. The Company has made available to the Purchasers
(a) the Front Royal Statutory Statements and (b) any annual statutory statements of Front Royal Insurance Company ("Front Royal Insurance"), Hamilton Insurance Company ("Hamilton Insurance") and Colony Insurance Company ("Colony Insurance") that were filed for the year ended December 31, 1996 in any jurisdiction (other than Virginia and Ohio) and which differ from the Front Royal Annual Statement for the year ended December 31, 1996. Each such Front Royal Statutory Statement
(i) complied in all material respects with all applicable laws when so filed,
(ii) was prepared in accordance with SAP and (iii) presents fairly in all material respects the financial position of Front Royal Insurance, Hamilton Insurance and Colony Insurance as of the respective dates thereof and the related summary of operations and changes in capital and surplus and in cash flows of Front Royal Insurance, Hamilton Insurance and Colony Insurance for and during the respective periods covered thereby. No material deficiency has been asserted by any insurance regulatory authority with respect to any such Statutory Statement. "Front Royal Statutory Statements," when used in this Agreement, shall mean, collectively, the annual statements filed by each of Front Royal Insurance, Hamilton Insurance and Colony Insurance on the NAIC prescribed convention blank for each of the years ended December 31, 1995 and 1996, filed with the Virginia Department of Insurance or the Ohio Department of Insurance, as the case may be, pursuant to the Virginia Insurance Law and the Ohio Insurance Law, respectively (including management's discussion and analysis and the supporting memorandum to the actuarial opinions given in connection with each such Front Royal Statutory Statement).

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     3.9 Financial Information. The Company has made available to the Purchasers true and complete copies of the consolidated balance sheets and consolidated statements of operations and stockholders' equity and of cash flows of the Company and the Front Royal Subsidiaries for each of the fiscal years ended as of December 31, 1995 and December 31, 1996, together with all related notes and schedules thereto (the "Financial Statements"). The Financial Statements were prepared from the books and records of the Company and the Front Royal Subsidiaries and present fairly the consolidated financial condition and results of operations of the Company and the Front Royal Subsidiaries as of the dates thereof or for the periods covered thereby in accordance with generally accepted accounting principles consistently applied ("GAAP").

     3.10 Disclosure. The Company has provided each Purchaser with all the information which such Purchaser has requested for deciding whether to purchase the Class C Common Shares, Warrants and Rights and all information which the Company believes is reasonably necessary to enable such Purchaser to make such decision. The information provided by the Company in the Company's Offering Memorandum dated December 20, 1996 as supplemented (the "Offering Memorandum") and this Agreement, does not and will not as of the Closing contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available by the Company to the Purchasers pursuant hereto were or will be complete and accurate records of such documents. The Company knows of no information or fact that has or is reasonably likely to have a Material Adverse Effect that has not been disclosed to the Purchasers in writing. The projections, taken as a whole, furnished to the Purchasers by the Company in the Offering Memorandum, were made with due care based on assumptions which the Company believed in good faith to be reasonable as of the date thereof. These projections were made by the Company based on assumptions which the Company did not consider improbable or unlikely, including, but not limited to, allocations of general expenses of the Company and its Subsidiaries.


     3.11 Registration Rights. Except as granted pursuant to and identified in the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights of any type to any person or entity.

     3.12 No Registration. Subject to the truth and accuracy of the representations of the Purchasers in this Agreement, the issuance, sale and delivery of the Class C Common Shares, Warrants and Rights to the Purchasers, as contemplated by

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this Agreement are exempt from the registration requirements of the Act, and any applicable state securities law relating thereto.

     4. Representations and Warranties of the Purchasers. Each of the Purchasers represents and warrants, severally and not jointly, to the Company as follows as to itself only:

     4.1 Acquisition of Securities. This Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company, which by such Purchaser's execution of this Agreement such Purchaser hereby confirms, that the Class C Common Shares, Warrants and Rights to be received by such Purchaser will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

     4.2 No Registration. Such Purchaser understands and acknowledges that the offering of the Class C Common Shares, Warrants and Rights pursuant to this Agreement will not be registered under the Act, or under any other applicable blue sky or state securities law on the grounds that the offering and sale of the Class C Common Shares, Warrants and Rights contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Act and the regulations thereunder and exempt from qualification pursuant to comparable available exceptions in various states, and that the Company's reliance upon such exemptions is predicated upon such Purchaser's representations set forth in this Agreement.

     4.3 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, or payment of any tax, fee, fine or penalty to, any governmental or regulatory authority (domestic or foreign) or any other person (either governmental or private), is required to be obtained or made by such Purchaser in connection with the execution and delivery by such Purchaser of this Agreement, the Registration Rights Agreement, the Shareholders' Agreement or the consummation by such Purchaser of the transactions contemplated hereby.

     4.4 Investment Representations. Such Purchaser (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Purchaser's prospective investment hereunder; and (b)

has the ability to bear the economic risks of such Purchaser's prospective investment, including a complete loss of the investment.

     4.5 Authorization. Such Purchaser has full power and authority to enter into this Agreement and to perform its

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obligations hereunder and to consummate the transactions contemplated hereby.
This Agreement is a valid and binding agreement of each Purchaser, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

     4.6 Brokerage Fees. Such Purchaser has not taken any action in connection with this Agreement or the transactions contemplated hereby which would give rise to any valid claim against the Company, the Front Royal Subsidiaries or any of the Purchasers for any brokerage or finder's fee.

     4.7 Accredited Investor Status. Such Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated by the SEC under the Act.

     4.8 ERISA. Such Purchaser will not acquire the Units with the assets of any "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and no "prohibited transactions" under ERISA and the Code will occur in connection with the Purchaser's acquisition of the Units.

     4.9 Access to Information. Such Purchaser has had the opportunity to ask questions of, and receive answers from, management of the Company, and all such questions have been answered to the satisfaction of such Purchaser. All information that such Purchaser has requested has been provided to such Purchaser to its satisfaction.

     5. Conditions.

     5.1 Conditions to Closing.

     (a) Conditions to Purchaser Obligations. The obligation of each of the Purchasers to purchase the Class C Common Shares, Warrants and Rights and to perform their obligations pursuant to Section 2.1(b) at the Closing, is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in accordance with the provisions of Section 10.1 hereof:

          (i) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in
     Section 3 hereof shall be true and correct in all material respects on the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.


          (ii) Consents and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate to be obtained by the Company

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     for consummation of the transactions contemplated by this Agreement, including all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be obtained by the Company in connection with the lawful issuance and sale of the Class C Common Shares, Warrants and Rights pursuant to the terms of this Agreement.

          (iii) Articles of Incorporation. The Articles of Amendment to the Articles of Incorporation of the Company in the form of Exhibit 5.1(a)(iii) shall have been duly adopted and shall have been properly filed with the North Carolina Secretary of State and shall constitute the Articles of Incorporation of the Company. The Company shall have delivered to such Purchaser facsimile evidence that such Articles have been so filed.

     (b) Conditions to Company Obligations. The Company's obligation to sell and issue the Class C Common Shares, Warrants and Rights pursuant to this Agreement is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company as to any one or more of the Purchasers if such waiver will not adversely affect the other Purchasers:

          (i) Representations and Warranties Correct. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

          (ii) Payments by Purchasers. The payments by the Purchasers required by Section 2.1(b) shall have been made.

          (iii) Consents and Waivers. The Company shall have obtained the following consents and waivers:

               I. Waiver by the holders of 3/4 of Class C Common Shares of their preemptive rights under Section 6.3 of that certain Subscription Agreement, dated as of December 31, 1996, between the Company, Moore Global Investments, Ltd., Remington Investment Strategies, L.P., High Ridge Capital Partners Limited Partnership and the other purchasers set forth therein (the "Original Subscription Agreement");

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               II. Consent of holders of 2/3 of the Registrable Securities (as such term is defined in the Registration Rights Agreement) to permit the purchasers to become parties to such agreement;


               III. Waiver by certain parties to that certain Shareholder & Registration Rights Agreement, dated as of December 31, 1996, of such parties' preemptive rights under Section 4 of such agreement;

               IV. Waiver by First Union National Bank of North Carolina, as agent ("First Union"), of Section 6.14 of that certain Credit Agreement, dated as of December 18, 1996, between the Company, First Union and the Lenders (as defined therein);

     and any and all consents, permits and waivers necessary or appropriate to be obtained by the Company for consummation of the transactions contemplated by this Agreement, including all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be obtained by the Company in connection with the lawful issuance and sale of the Class C Common Shares, Warrants and Rights pursuant to the terms of this Agreement.

     6. Affirmative Covenants of the Company. The Company hereby covenants and agrees with each Purchaser that after the Closing and for so long as such Purchaser owns Class C Common Shares, Warrants or Class A Common Shares or as otherwise specifically provided herein, as follows:

     6.1 Financial Information and Inspection Right. The Company will furnish to each Purchaser, at such Purchaser's request as soon as practicable (and in any event within 120 days) after the end of each fiscal year, a consolidated balance sheet as at the end of such fiscal year, and a related consolidated statement of operations, consolidated statement of changes in stockholders' equity and a consolidated statement of cash flows for the year then ended, for each of the Company and each corporation or entity of which the Company owns, directly or indirectly, beneficially or of record, a 50% or greater equity interest, including Rockwood (a "Subsidiary"). Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and shall be accompanied by the report, and a copy of the annual management review letter, of an independent public accountant of national reputation.

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     6.2 Certain Preemptive Rights. (a) Except as hereinafter provided in this
Section 6.2, if after the date hereof the Company proposes to issue additional shares of common equity securities or securities convertible, exchangeable or exercisable for common equity securities ("Additional Shares"), the Company shall deliver to each holder of then outstanding Class C Common Shares written notice thereof, which notice shall include a general description of the terms of such proposed issuance of Additional Shares (including the number of Additional Shares to be so issued), the purchase price per Additional Share to be issued and the anticipated issuance date. Within ten (10) days of delivery of such notice, each holder may by written notice (the "Additional Shares Offer") offer to purchase in such proposed issuance up to a maximum number of the Additional Shares such that immediately after the purchase of such Additional Shares by such holder, the percentage of all shares of common equity securities issued and outstanding on a fully diluted basis (assuming conversion of warrants, options and other instruments of the Company convertible into or exchangeable for common equity securities other than the Warrants or the Rights) owned by such holder shall be unchanged as a result of such issuance. Any holder who fails to provide the Company with an Additional Shares Offer within such ten (10) day period shall be deemed to have waived its right to buy any Additional Shares or otherwise to participate in such proposed issuance. If the terms of the proposed issuance of Additional Shares set forth in the notice provided by the Company pursuant to this paragraph shall have materially changed from the date of such notice, the Company shall deliver to each holder of then outstanding Class C Common Shares an additional notice and such holder shall again have the rights set forth in this paragraph (and, if such holder shall have provided the Company with an Additional Shares Offer, such holder shall be entitled to amend such offer) in accordance with the time periods set forth in this paragraph.

     (b) The rights and obligations set forth in this Section 6.2 shall not apply to any issuances of Additional Shares in respect of (i) warrants or options to acquire any common equity securities which are outstanding on the date hereof or on the Closing Date, (ii) any stock option or employee benefit plan of the Company now existing or hereafter adopted by the Board of Directors or shareholders of the Company, (iii) any Initial Public Offering, (iv) securities of the Company issued or issuable pursuant to the this Agreement or in connection with the Warrants or Rights pursuant hereto, (v) any merger or acquisition involving the Company which has been approved by the Board, (vi) a stock split, stock dividend or recapitalization of the Company, or (vii) any acquisition or similar transaction of the Company not intended primarily to raise capital. For purposes of this Agreement, "Initial Public Offering" shall mean the first underwritten public offering of Class A Common Shares by or for the account of the Company and offered on a "firm commitment" or

"best efforts" basis pursuant to an offering registered under the Act on Form S1, Form SB-1 or their equivalents.

     (c) The provisions of this Section 6.2 shall terminate upon the initial closing under an Initial Public Offering.

     6.3 Availability of Class A Common Shares Upon Conversion and Exercise. The Company will, from time to time, in accordance with the laws of the state of North Carolina, increase its authorized number of Class A Common Shares if at any time the number of Class A Common Shares remaining unissued and available for issuance shall be insufficient to permit the conversion into Class A Common Shares of all then outstanding securities convertible into Class A Common Shares, including, without limitation, the Class C Common Shares, the Warrants and the Rights.

     7. Negative Covenants and Related Matters.

     7.1 Negative Covenants of the Company.


     (a) The Company shall not take any action requiring, under the Company's Articles of Incorporation, as amended by the Articles of Amendment thereto referred to in Section 5.1(a)(iii) hereof, the affirmative vote of holders of the Class C Common Shares without first having obtained such vote required thereunder.

     (b) Without the approval of at least three-fourths (3/4) of the members of the Company's Board of Directors (rounded up to the nearest whole number of members), voting at a meeting duly called and held or by unanimous written consent, the Company shall not purchase or otherwise reacquire any outstanding shares of its capital stock ranking senior to the Class C Common Shares as to dividend rights or liquidation preferences.

     8. Restrictions on Transfer: Legends.

     8.1 Restrictions on Transfer. Each of the Purchasers agrees that the Class C Common Shares, the Rights and the Warrants may not be sold, transferred or disposed of, and the Company will be entitled to refuse to register the transfer of the Class C Common Shares and the Warrants, unless such sale, transfer or disposition is effected pursuant to (i) an effective registration statement under the Act and in compliance with all applicable state laws or (ii) an opinion of counsel reasonably satisfactory to the Company, or other evidence reasonably satisfactory to the Company, to the effect that such sale, transfer or disposition without registration may be effected without violation of the Act or any applicable state laws.


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

     8.2 Legend on Securities. (a) The Warrants and all certificates representing the Class C Common Shares and Rights shall bear a legend to the following effect:

     THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITY REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, OR NO-ACTION LETTERS FROM THE SECURITIES AND EXCHANGE COMMISSION AND ANY STATE SECURITIES COMMISSION, THE APPROVAL OF WHICH IS REQUIRED, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER, AND ANY APPLICABLE STATE SECURITIES LAWS.

and any other legends required by applicable state blue sky laws.

     9. Indemnification. The Company agrees to indemnify each Purchaser (the

"Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses and other liabilities of any kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any kind, including, without limitation, reasonable fees and disbursements of one counsel for such Indemnified parties (selected by the Purchasers) (all of which expenses shall be periodically reimbursed as incurred) ((i) and (ii), collectively, "Losses"), in each case, suffered or incurred in connection with (A) any investigative, administrative or judicial proceeding or claim, brought or threatened by a third party, relating to or arising out of this Agreement, the Registration Rights Agreement, the Shareholders Agreement or the transactions contemplated hereby and thereby or the Company's use of the proceeds received in connection with the sale of the Class C Common Shares, Warrants and Rights hereunder, (B) any material inaccuracy in any representation or warranty made or incorporated by reference in this Agreement, and (C) any breach by the Company of any covenant or agreement made or incorporated by reference in this Agreement, the Registration Rights Agreement or the Shareholders' Agreement.

     10. Miscellaneous.

     10.1 Modifications, Amendments and Waivers. The provisions of this Agreement may be amended or waived only upon the written agreement of (a) the Company and (b) the holder or holders of at least three-fourths (3/4) of the Class C Common Shares then outstanding, and the Class A Common Shares then outstanding that were issued upon conversion of the Class C Common Shares or exercise of the Warrants and/or Rights, voting together as one class. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

     10.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal law, and not the law pertaining to conflicts or choice of law, of the State of New York.

     10.3 Survival and Remedies. The representations of the parties made herein shall survive the transactions contemplated hereby, notwithstanding any investigation made by the Purchasers, for a period of two (2) years; provided, however, that the representations and warranties contained in Sections 3.2 and
3.3 shall survive indefinitely. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

     10.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchasers or holders of Class C Common Shares, Warrants and Rights are also for the benefit of, and enforceable by, any subsequent holders of such securities and the Class A Common Shares into which such Class C Common Shares, Warrants and/or Rights are converted, except any subsequent holder who acquires any such security in a registered public offering.

     10.5 Entire Agreement. This Agreement, the Registration Rights Agreement, as amended, the Shareholders Agreement, as amended, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof.

     10.6 Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and delivered personally, by facsimile transmission, by overnight delivery service or by mail, postage prepaid, addressed (a) if to a Purchaser, at such Purchaser's address set forth below its name on the signature pages hereto, or at such other address as such Purchaser shall have furnished to the Company in writing or (b) if to the Company, at 220 Gateway Blvd., Suite 205, Morrisville, North Carolina 27560, Attention: J. Adam Abram, Chief Executive Officer and Gregg T. Davis, Chief Financial Officer, telecopy number (919) 469-3557, or at such other address as the Company shall have furnished to the Purchasers in writing, with a copy to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Kenneth L. Henderson, Esq., telecopy number (212) 541-4630.

     10.7 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     10.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

     10.10 Construction of Agreement. None of the parties hereto or their respective counsel shall be deemed to have drafted this Agreement for purposes of construing the terms hereof. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any party hereto. The phrase, "to the knowledge of the Company," whenever used in this Agreement with respect to any subject matter, shall mean to the best knowledge of the president, chief financial officer, or any vice president responsible for either claims of the Front Royal who in the course or human resources, of the Company or any Subsidiaries who has actual knowledge, or who, in the course of the normal performance of his or her operational responsibilities, would have knowledge, of such subject matter.

     10.11 Termination. This Agreement may be terminated at any time prior to the Closing by either the Company or any Purchaser upon 15 days written notice to the non-terminating party if the Closing shall not have occurred on or before July ____, 1997.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

                                                THE COMPANY:

                                                FRONT ROYAL, INC.



                                                By:
                                                   ------------------------
                                                   Name:
                                                   Title:

                             SUBSCRIPTION AGREEMENT

                          SIGNATURE PAGE FOR PURCHASERS


125 Units                                       By:
$50,000                                            ---------------------------
                                                   Ward Johnson

                                                Address:


125 Units                                       THE WARD JOHNSON TRUST
$50,000

                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:

                                                Address:


150 Units                                       By:
$60,000                                            ---------------------------
                                                   John Yediny

                                                Address:


18 Units                                        By:
$7,200                                             ---------------------------
                                                   Phillip Kift

                                                Address:


12.5 Units                                      By:
$5,000                                             ---------------------------
                                                   Grace Cashman

                                                   Address:



12.5 Units                                      By:
$100,000                                           ---------------------------
                                                   Douglas Wall

                                                Address:

10 Units                                        By:
$4,000                                             ---------------------------
                                                   David Hay

                                                Address:




10 Units                                        By:
$4,000                                             ---------------------------
                                                   Judy Young

                                                Address:




5 Units                                         By:
$2,000                                             ---------------------------
                                                   Dale Pilkington

                                                Address:


132.5 Units                                     PRIMA PARTNERS, L.P.
$53,000

                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:

                                                Address:



132.5 Units                                     VIRGINIA CAPITAL MANAGEMENT,INC.
$53,000

                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:

                                                Address:
                                      -18-